EXECUTION VERSION


                                    GUARANTY

            This Guaranty (as amended, supplemented or otherwise modified in accordance with the terms hereof and in effect from time to time, this "Guaranty") is made as of the 20th day of December, 2006 by Bunge Limited, a company incorporated under the laws of Bermuda (together with any successors or assigns permitted hereunder, "BL" or "Guarantor") to HSBC Bank plc ("HSBC"), in its capacity as the agent (together with its successors and assigns, the "Agent") under the U.S.$600,000,000 Facility Agreement, dated December 20, 2006 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Facility Agreement"), among Bunge Finance Europe B.V., a company incorporated under the laws of The Netherlands ("BFE"), the Agent, BNP Paribas and HSBC Bank plc, as Mandated Lead Arrangers (collectively, the "Arrangers"), and the financial institutions from time to time party thereto (each a "Lender" and collectively, the "Lenders"), for the benefit of the Lenders.

                                   WITNESSETH:

            WHEREAS, pursuant to the Facility Agreement the Lenders have agreed to make revolving loans (the "Loans") to BFE from time to time;

            WHEREAS, the execution and delivery of this Guaranty is a condition precedent to the effectiveness of the Facility Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

            Section 1. Definitions. For all purposes of this Guaranty, except as otherwise expressly provided in Annex A hereto or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to such terms in the Facility Agreement.

            Section 2. Guaranty. Subject to the terms and conditions of this Guaranty, the Guarantor hereby unconditionally and irrevocably guarantees (collectively, the "Guaranty Obligations") (a) the prompt and punctual payment of all amounts due and owing (whether at the stated maturity, by acceleration, or otherwise) in respect of Loans made by the Lenders to BFE under the Facility Agreement and the other Finance Documents and (b) all fees, expenses and indemnifications of the Lenders and the Agent owed by BFE under the Facility Agreement and the other Finance Documents, in any case described in (a) or (b) above whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred. This Guaranty is a guaranty of payment and not of collection. All payments by the Guarantor under this Guaranty shall be made in United States dollars, and (i) with respect to Loans, shall be made to the Agent for disbursement pro rata to the Lenders in accordance with the proportion that each Lender's respective Commitment bears to the Total Commitments (each such proportion constituting the respective Lender's "Aggregate Exposure Percentage"), (ii) with respect to fees, expenses and indemnifications owed to the Lenders, shall be made to the Agent for disbursement pro rata to the Lenders in accordance with their respective Aggregate Exposure Percentages and

(iii) with respect to fees, expenses and indemnifications owed to the Agent, shall be made to the Agent. This Guaranty shall remain in full force and effect until the Guaranty Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto BFE may be free from any payment obligations under the Finance Documents.

            Section 3. Guaranty Absolute. The Guarantor guarantees that the Guaranty Obligations will be paid, regardless of any applicable law, regulation or order now or hereinafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                  (a) Any lack of validity or enforceability of or defect or deficiency in the Facility Agreement, any Transaction Document or other Finance Document or any other agreement or instrument executed in connection with or pursuant thereto;

                  (b) Any change in the time, manner, terms or place of payment of, or in any other term of, all or any of the Guaranty Obligations, or any other amendment or waiver of or any consent to departure from the Facility Agreement, any Transaction Document or other Finance Document or any other agreement or instrument relating thereto or executed in connection therewith or pursuant thereto;

                  (c) Any sale, exchange or non-perfection of any property standing as security for the liabilities hereby guaranteed or any liabilities incurred directly or indirectly hereunder or any setoff against any of said liabilities, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranty Obligations;

                  (d) The failure of the Agent or a Lender to assert any claim or demand or to enforce any right or remedy against BFE or any other Person hereunder or under the Facility Agreement or any Transaction Document or other Finance Document;

                  (e) Any failure by BFE in the performance of any obligation with respect to the Facility Agreement or any other Finance Document;

                  (f) Any bankruptcy of BFE;

                  (g) Any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor, BFE or any other Person (including any other guarantor) that is a party to any document or instrument executed in respect of the Guaranty Obligations; or

                  (h) Any limitation of BFE's obligations pursuant to subsection 20(b) of the Facility Agreement.


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            The obligations of the Guarantor under this Guaranty shall not be affected by the amount of credit extended to BFE, any repayment by BFE to the Agent or the Lenders (in each case, other than the full and final payment of all of the Guaranty Obligations), the allocation by the Agent or the Lenders of any repayment, any compromise or discharge of the Guaranty Obligations, any application, release or substitution of collateral or other security therefor, the release of any guarantor, surety or other person obligated in connection with any document or instrument executed in respect of the Guaranty Obligations, or any further advances to BFE.

            Section 4. Waiver. The Guarantor hereby waives (a) promptness, diligence, notice of acceptance, presentment, demand, protest, notice of protest and dishonor, notice of default, notice of intent to accelerate, notice of acceleration and any other notice with respect to any of the Guaranty Obligations and this Guaranty, and (b) any requirement that the Agent or the Lenders protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right or take any action against BFE or any other Person or entity or any collateral or that BFE or any other Person or entity be joined in any action hereunder. All dealings between BFE or the Guarantor, on the one hand, and the Agent and the Lenders, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Should the Agent seek to enforce the obligations of the Guarantor hereunder by action in any court, the Guarantor waives any necessity, substantive or procedural, that a judgment previously be rendered against BFE or any other Person, or that any action be brought against BFE or any other Person, or that BFE or any other Person should be joined in such cause. Such waiver shall be without prejudice to the Agent at its option to proceed against BFE or any other Person, whether by separate action or by joinder. The Guarantor further expressly waives each and every right to which it may be entitled by virtue of the suretyship law of the State of New York or any other applicable jurisdiction.

            Section 5. Several Obligations. The obligations of the Guarantor hereunder are separate and apart from BFE or any other Person (other than the Guarantor), and are primary obligations concerning which the Guarantor is the principal obligor. The Guarantor agrees that this Guaranty shall not be discharged except by payment in full of the Guaranty Obligations, termination of the Commitments and complete performance of the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder shall not be affected in any way by the release or discharge of BFE from the performance of any of the Guaranty Obligations, whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing.

            Section 6. Subrogation Rights. If any amount shall be paid to the Guarantor on account of subrogation rights at any time when all the Guaranty Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Agent and shall forthwith be paid to the Agent to be applied to the Guaranty Obligations as specified in the Finance Documents. If
(a) the Guarantor makes a payment to the Agent of all or any part of the Guaranty Obligations and (b) all the Guaranty Obligations have been paid in full and the Commitments have terminated, the Agent will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty of any kind whatsoever, necessary to evidence the transfer by subrogation to the Guarantor of any interest in


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

the Guaranty Obligations resulting from such payment by the Guarantor. The Guarantor hereby agrees that it shall have no rights of subrogation with respect to amounts due to the Agent or the Lenders until such time as all obligations of BFE to the Lenders and the Agent have been paid in full, the Commitments have been terminated and the Facility Agreement has been terminated.

            Section 7. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

                  (a) Financial Condition.

                        (i) The consolidated balance sheet of the Guarantor and
            its consolidated Subsidiaries as at December 31, 2005 and the related consolidated statements of income for the fiscal year ended on such date, reported on by the Guarantor's independent public accountants, copies of which have heretofore been furnished to the Agent, are complete and correct, in all material respects, and present fairly the financial condition of the Guarantor and its consolidated Subsidiaries as at such date, and the results of operations for the fiscal year then ended. Such financial statements, including any related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the external auditors and as disclosed therein, if any).

                        (ii) Except as disclosed in Schedule VI attached hereto,
            neither the Guarantor nor its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material guarantee obligation, contingent liability (as defined in accordance with GAAP), or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto, except for guarantees, indemnities or similar obligations of the Guarantor or a consolidated Subsidiary supporting obligations of one Subsidiary to another Subsidiary.

                        (iii) During the period from December 31, 2005 to and
            including the date hereof, except as disclosed in Schedule VI attached hereto, neither the Guarantor nor its consolidated Subsidiaries has sold, transferred or otherwise disposed of any material part of its business or property, nor has it purchased or otherwise acquired any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Guarantor and its consolidated Subsidiaries at December 31, 2005.

                  (b) No Change. Since December 31, 2005, except as disclosed in
         Schedule I hereof, there has been no development or event which has had or could, in the Guarantor's good faith reasonable judgment, reasonably be expected to have a Material Adverse Effect.


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                  (c) Corporate Existence; Compliance with Law. The Guarantor and each of its Subsidiaries (i) is duly organized and validly existing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so duly qualified could not reasonably be expected to have a Material Adverse Effect, and
         (iv) is in compliance with all Requirements of Law and Contractual Obligations, except any non-compliance which could not reasonably be expected to have a Material Adverse Effect.

                  (d) Corporate Power; Authorization; Enforceable Obligations. The Guarantor and each of its Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform this Guaranty and each of the other Finance Documents and Transaction Documents to which it is a party and to borrow thereunder and has taken all necessary corporate action to authorize (i) the borrowings on the terms and conditions of the Finance Documents, (ii) the execution, delivery and performance of this Guaranty and each of the other Finance Documents and Transaction Documents to which it is a party and (iii) the remittance of payments of all amounts payable hereunder and thereunder. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under the Finance Documents or Transaction Documents, the remittance of payments in accordance with the terms hereof and thereof or with the execution, delivery, performance, validity or enforceability of this Guaranty and each of the other Finance Documents and Transaction Documents. This Guaranty and each of the other Finance Documents and Transaction Documents to which they are a party have been duly executed and delivered on behalf of the Guarantor and each of its Subsidiaries. Each of this Guaranty and each of the other Finance Documents and Transaction Documents to which they are a party constitutes a legal, valid and binding obligation of the Guarantor and each of its Subsidiaries enforceable against the Guarantor and each of its Subsidiaries in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law).

                  (e) No Legal Bar. The execution, delivery and performance by the Guarantor of this Guaranty, and by it and each of its Subsidiaries of the other Finance Documents and Transaction Documents to which each such entity is a party, the borrowings thereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation or any agreement, instrument or other undertaking to which the Guarantor or its Subsidiaries is a party or by which it is bound and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of any of the Guarantor or its Subsidiaries pursuant to any such Requirement of Law or agreement, instrument or undertaking.


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


                  (f) No Material Litigation. Except as disclosed in Schedule VII attached hereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to this Guaranty or the other Finance Documents or Transaction Documents or any of the transactions contemplated hereby or (b) which could reasonably be expected to have a Material Adverse Effect.

                  (g) Ownership of Property; Liens. The Guarantor and each of its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property except for defects in title which would not have a Material Adverse Effect, and none of the property is subject to any Lien, other than Permitted Liens.

                  (h) Environmental Matters. The Guarantor and its Subsidiaries have obtained all permits, licenses and other authorizations that are necessary to operate their respective business and required under all applicable Environmental Laws, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule II, (i) Hazardous Materials have not at any time been generated, used, treated or stored on, released or disposed of on, or transported to or from, any property owned, leased, used, operated or occupied by the Guarantor or any of its Subsidiaries or, to the best of the Guarantor's knowledge, any property adjoining or in the vicinity of any such property except in compliance with all applicable Environmental Laws other than where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (ii) there are no past, pending or threatened (in writing) Environmental Claims against the Guarantor or any of its Subsidiaries or any property owned, leased, used, operated or occupied by the Guarantor or any of its Subsidiaries that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. The operations of the Guarantor and its Subsidiaries are in compliance in all material respects with all terms and conditions of the required permits, licenses, certificates, registrations and authorizations, and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

                  (i) No Default. Except with respect to the Indebtedness set forth on Schedule III, neither the Guarantor nor any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it is bound in any respect which could reasonably be expected to have a Material Adverse Effect. No Series 2003-1 Early Amortization Event, Potential Series 2003-1 Early Amortization Event or Event of Default has occurred and is continuing.


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


                  (j) Taxes. Under the laws of Bermuda, the execution, delivery and performance by the Guarantor of this Guaranty and by it and ----- each of its Subsidiaries of the other Finance Documents and Transaction Documents to which they are a party and all payments of principal, interest, fees and other amounts hereunder and thereunder are exempt from all income or withholding taxes, stamp taxes, charges or contributions of Bermuda or any political subdivision or taxing authority thereof, irrespective of the fact that the Agent or any of the Lenders may have a representative office or subsidiary in Bermuda. The Guarantor is validly obligated to make all payments due under this Guaranty and each of its Subsidiaries is validly obligated to make all payments due under the other Finance Documents and Transaction Documents free and clear of any such tax, withholding or charge so that the Agent and the Lenders shall receive the amounts due as if no such tax, withholding or charge had been imposed.

                  (k) Pari Passu Status. The obligations of the Guarantor hereunder constitute direct, general obligations of the Guarantor and rank at least pari passu (in priority of payment) with all other unsecured, unsubordinated obligations of the Guarantor resulting from any indebtedness for borrowed money or guarantee.

                  (l) Purpose of Loans. The proceeds of the Loans under the Facility Agreement shall be used by BFE solely to make advances under the Series 2003-1 VFC.

                  (m) Information. All information (including, with respect to the Guarantor, without limitation, the financial statements required to be delivered pursuant hereto), which has been made available to the Agent or any Lender by or on behalf of the Guarantor in connection with the transactions contemplated hereby and the other Finance Documents and Transaction Documents is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

                  (n) Designated Obligors. On the date hereof, BL directly or indirectly owns the percentage of the voting stock of each Designated Obligor (other than BL) set forth on Schedule IV hereto.

                  (o) Restrictions on Designated Obligors. There is no legal or regulatory restriction on the ability of any Designated Obligor to pay dividends to the Guarantor out of earnings at such times as such Designated Obligor is not deemed to be insolvent pursuant to the laws of its jurisdiction of incorporation nor any legal or regulatory restriction preventing the Guarantor from converting such dividend payments to Dollars.

                  (p) Federal Regulations. No part of the proceeds of any loans under the Investor Certificates will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the


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         Board of Governors of the Federal Reserve System of the United States
         as now and from time to time hereafter in effect.

                  (q) Investment Company Act. The Guarantor is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the 1940 Act.

                  (r) Solvency. The Guarantor is, individually and together with its Subsidiaries, Solvent.

                  (s) Consideration. The Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty.

                  (t) Security Interest.

                        (i) All filings and other acts (including but not
            limited to the acts required by subsection 2.01(b) of the Sale Agreement and subsection 2.01(b) of the Pooling Agreement and notifying related Obligors of the assignment of a Purchased Loan, except to the extent that the relevant UCC and other similar laws (to the extent applicable) permit a Seller (or Bunge Funding, Inc. or its assignees) to provide such notification subsequent to the applicable Loan Purchase Date without materially impairing the Trust's ownership or security interest in the Trust Assets and without incurring material expenses in connection with such notification) necessary or advisable under the relevant UCC or under other applicable laws of jurisdictions outside the United States (to the extent applicable) shall have been made or performed in order to grant the Trust (for the benefit of each holder of Investor Certificates) a full legal and beneficial ownership or first priority perfected security interest in respect of all Purchased Loans.

                        (ii) BFE is the lawful owner of, and has good and
            marketable title to, the Series 2003-1 VFC, free and clear of all Liens.

The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each Utilisation Request by BFE and each Utilisation Date under the Facility Agreement on and as of such dates.

            Section 8. Covenants.

                  8.1 Affirmative Covenants. The Guarantor hereby agrees that, so long as (i) any Loan remains outstanding and unpaid or any other amount is owing to the Agent or any Lender under the Facility Agreement or (ii) the Commitments have not been terminated:


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                        (a) Financial Statements. The Guarantor shall post on a
            website, the address and any relevant password specifications of which shall have been given to the Agent, and shall provide to the Agent one paper copy of:

                           (i) promptly after each annual meeting of the
                  Guarantor, but in any event within 120 days after the end of each fiscal year of the Guarantor, a copy of the audited consolidated balance sheet of the Guarantor and its consolidated Subsidiaries at the end of such year and related audited consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by independent public accountants reasonably acceptable to the Agent;

                           (ii) as soon as available, but in any event not later
                  than 60 days after the end of each of the first three quarters of each fiscal year of the Guarantor, the unaudited consolidated balance sheet of the Guarantor as at the end of such quarter and the related unaudited consolidated statement of income for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, each in the form reasonably acceptable to the Agent, certified by the chief financial officer of the Guarantor; and

                           (iii) such additional financial and other information
                  as the Agent (at the request of any Lender or otherwise) may from time to time reasonably request;

            all such financial statements furnished under clause (i) above to be complete and correct in all material respects and prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                        (b) Quarterly Compliance Certificates. The Guarantor
            shall, within 60 days after the end of each of the first three fiscal quarters of each fiscal year and 120 days after the end of each fiscal year, furnish to the Agent its certificate signed by its chief financial officer, treasurer or controller stating that, to the best of such officer's knowledge, during such period each of the Guarantor and BFE has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Guaranty and the other Finance Documents and Transaction Documents and any other related documents to be observed, performed or satisfied by each of them, and that such officer has obtained no knowledge of any Series 2003-1 Early Amortization Event, Potential Series 2003-1 Early Amortization Event or Event of Default except as specified in


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            such certificate and showing in reasonable detail the calculations evidencing compliance with the covenants in subsection 8.2(a).

                        (c) Conduct of Business and Maintenance of Existence.
            The Guarantor shall, and shall cause each of the Designated Obligors to: (i) except as permitted by subsection 8.2(b), preserve, renew and keep in full force and effect its corporate existence; and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except where the failure to maintain the same would not have a Material Adverse Effect.

                        (d) Compliance with Laws and Contractual Obligations;
            Authorization. The Guarantor shall, and shall cause each of its Subsidiaries to, comply in all respects with all Requirements of Law and Contractual Obligations, except where failure to so comply would not have a Material Adverse Effect, and the Guarantor shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by any applicable laws and regulations to enable it lawfully to enter into and perform its obligations under this Guaranty or to ensure the legality, validity, enforceability or admissibility in evidence of this and the other Finance Documents and Transaction Documents.

                        (e) Maintenance of Property; Insurance. The Guarantor
            shall, and shall cause each of its Subsidiaries to, keep all property useful and necessary in its business in good working order and condition, except where failure to do so would not have a Material Adverse Effect; and maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are customary for the Guarantor's type of business.

                        (f) Inspection of Property; Books and Records. The
            Guarantor shall, and shall cause each of the Designated Obligors to, keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Agent and each Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any time and as often as may reasonably be desired, provided that the Agent and each Lender has given reasonable prior written notice and the Agent and each Lender has executed a confidentiality agreement reasonably satisfactory to the Guarantor.

                        (g) Notices. The Guarantor shall give notice to the
            Agent promptly after becoming aware of the same, of (i) the occurrence of any Series 2003-1 Early Amortization Event, Potential Series 2003-1 Early Amortization Event or Event of Default; (ii) any changes in taxes, duties or other fees of


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


            Bermuda or any political subdivision or taxing authority thereof or any change in any laws of Bermuda, in each case, that may affect any payment due under this Guaranty or the other Finance Documents and Transaction Documents; (iii) any change in such Guarantor's public or private debt ratings by a Rating Agency; and (iv) any development or event which has had, or which the Guarantor in its good faith judgment believes will have, a Material Adverse Effect.

                        (h) Pari Passu Obligations. The Guarantor shall ensure
            that its obligations hereunder at all times constitute direct, general obligations of the Guarantor ranking at least pari passu in right of payment with all other unsecured, unsubordinated Indebtedness (other than Indebtedness that is preferred by mandatory provisions of law) of the Guarantor.

                        (i) Maintenance of Designated Obligors. The Guarantor
            will not and will not permit any of its Subsidiaries directly or indirectly to convey, sell, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions more than 50% of the voting stock of a Designated Obligor (other than BL) unless such conveyance, sale, transfer or disposition does not cause a Series 2003-1 Early Amortization Event, Potential Series 2003-1 Early Amortization Event or Event of Default and either (i) such conveyance, sale, transfer or disposition is among the Guarantor and its Subsidiaries or (ii)
            (A) the Guarantor or such Subsidiary uses the net proceeds of such stock conveyance, sale, transfer or disposition to repay in full the aggregate principal and interest due and owing with respect to all Intercompany Loans outstanding as to which the Designated Obligor is the Obligor and (B) to the extent such net proceeds exceed the amounts required to be paid pursuant to clause (A), the Guarantor or such Subsidiary either (1) reinvests or enters into a contract to reinvest all such excess net proceeds in productive replacement fixed assets of a kind then used or usable in the business of the Guarantor or any of its Subsidiaries or (2) uses such excess net proceeds to make payments on the Guarantor's or its Subsidiaries' other Indebtedness.

                        (j) Payment of Taxes. The Guarantor shall pay, discharge
            or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and similar governmental charges imposed on it, its incomes, profits or properties, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves to the extent required by GAAP with respect thereto have been provided on the books of the Guarantor.

                        (k) Environmental Laws. Unless, in the good faith
            judgment of the Guarantor, the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Guarantor will comply in all material respects, and cause each of its Subsidiaries to comply in all material respects, with the requirements of all applicable Environmental Laws and will immediately pay or cause to be paid all costs and expenses incurred in such compliance, except such costs and expenses which are being contested in good faith by appropriate proceedings if the Guarantor or such Subsidiary, as applicable, is maintaining adequate reserves (in the good faith judgment of the management of the Guarantor) with respect thereto in accordance with GAAP. Unless the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Guarantor shall not, nor shall it permit or suffer any of its Subsidiaries to, generate, use, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials other than in the ordinary course of business and in material compliance with all applicable Environmental Laws, and shall not, and shall not permit or suffer any of its Subsidiaries to, cause or permit, as a result of any intentional or unintentional act or omission on the part of the Guarantor or any Subsidiary thereof, the installation or placement of Hazardous Materials in material violation of or actionable under any applicable Environmental Laws onto any of its property or suffer the material presence of Hazardous Materials in violation of or actionable under any applicable Environmental Laws on any of its property without having taken prompt steps to remedy such violation. Unless its failure to do so would not reasonably be expected to have a Material Adverse Effect, the Guarantor shall, and shall cause each of its Subsidiaries to, promptly undertake and diligently pursue to completion any investigation, study, sampling and testing, as well as any cleanup, removal, remedial or other action required of the Guarantor or any Subsidiary under any applicable Environmental Laws in the event of any release of Hazardous Materials.

                        (l) ERISA. The Guarantor shall give notice to the Agent:

                           (i) ERISA Events. Promptly and in any event within 10
                  days after the Guarantor or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Guarantor or such ERISA Affiliate describing such ERISA Event and the action, if any, that the Guarantor or such ERISA Affiliate has taken and proposes to take with respect thereto;

                           (ii) Plan Terminations. Promptly and in any event
                  within two (2) Business Days after receipt thereof by the Guarantor or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan; and

                           (iii) Multiemployer Plan Notices. Promptly and in any
                  event within five (5) Business Days after receipt thereof by the Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by the Guarantor of any ERISA Affiliate in connection with any event described in clause (A) or (B) above.

                  8.2 Negative Covenants. The Guarantor hereby agrees that, so long as (i) any Loan remains outstanding and unpaid or any other amount is owing to the Agent or any Lender under the Facility Agreement or
         (ii) the Commitments have not been terminated:

                        (a) the Guarantor shall not at any time permit:

                           (i) its Consolidated Net Worth (as calculated at the
                  end of each fiscal quarter of the Guarantor) to be less than U.S.$1,350,000,000;

                           (ii) the ratio of its consolidated Adjusted Net Debt
                  to consolidated Adjusted Capitalization (each as calculated at the end of each fiscal quarter of the Guarantor) to be greater than 0.635:1.0; and

                           (iii) the ratio of its total consolidated current
                  assets to total consolidated current liabilities, each as calculated at the end of each fiscal quarter of the Guarantor and as determined in accordance with GAAP, to be less than 1.1 to 1.0.

                        (b) Limitation of Fundamental Changes. The Guarantor
            shall not enter into any transaction of merger, consolidation or amalgamation (other than any merger or amalgamation of any Subsidiary with and into the Guarantor so long as the Guarantor shall be the surviving, resulting, or continuing company) or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets.

                        (c) Liens. The Guarantor shall not nor shall it permit
            any Subsidiary to create or suffer to exist any Lien (including, without limitation, any equivalent created or arising under the laws of any jurisdiction in which the Guarantor or a Subsidiary does business), upon or with respect to any of its present or future property including any asset, revenue, or right to receive income or any other property, whether tangible or intangible, real or personal (all of the foregoing hereinafter called "Property"), in each case to secure Indebtedness unless the Guaranty Obligations are equally and ratably secured, except: (i) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith; (ii) any Lien pursuant to any order or attachment or similar legal process arising in connection with court proceedings; provided that the execution or other enforcement thereof is effectively stayed or a sufficient bond had been posted and the claims secured thereby are being contested at the time in good faith by appropriate proceedings; (iii) any Liens securing bonds posted with respect to and in compliance with clauses (i) and
            (ii) above; (iv) any Liens securing the claims of mechanics, laborers, workmen, repairmen, materialmen, suppliers, carriers, warehousemen, landlords, or vendors or other claims provided for by mandatory provisions of law which are not yet due and delinquent, or are being contested in good faith by appropriate proceedings; (v) Liens which are Excluded Liens (as defined below); (vi) any Lien on any Property securing Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of constructing or acquiring such Property, which Lien attaches to such Property concurrently with or within 90 days after the construction, acquisition or completion of a series of related acquisitions thereof; (vii) Liens existing immediately prior to the execution of this Guaranty and set forth in Schedule V to this Guaranty; (viii) Liens to secure bonds posted in order to obtain stays of judgments, attachments or orders, the existence of which bonds would not otherwise constitute an Event of Default; (ix) Liens on Property existing prior to the acquisition of such Property or the acquisition of any Subsidiary that is the owner of such Property;
            (x) Liens created by a Subsidiary in favor of the Guarantor or a Subsidiary; (xi) Liens on any accounts receivable from or invoices to export customers (including, but not limited to, Subsidiaries) and the proceeds thereof; (xii) Liens on rights under contracts to sell, purchase or receive commodities to or from export customers (including, but not limited to, Subsidiaries) and the proceeds thereof; (xiii) Liens on cash deposited as collateral in connection with financings where Liens are permitted under clause (xi) and
            (xii) of this subsection 8.2(c); (xiv) Liens extending, renewing or replacing, in whole or in part Liens permitted pursuant to clauses
            (i) through (xi), so long as the principal amount of the Indebtedness secured by such Lien does not exceed its original principal amount; (xv) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Guarantor or the Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Guarantor or the Subsidiaries;
            (xvi) Liens incurred pursuant to the Finance Documents and Transaction Documents; (xvii) Liens on accounts receivable and other related assets arising in connection with transfers thereof to the extent such transfers are treated as true sales of financial assets under FASB Statement No. 140, as in effect from time to time; and (xviii) Liens (other than Liens otherwise permitted by clauses (i) through (xvii) above) incurred by the

            Guarantor or a Subsidiary which, at the time incurred do not, together with all other Liens incurred by the Guarantor and the Subsidiaries (other than Liens otherwise permitted by clauses (i) through (xvii) above) secure an aggregate principal amount exceeding (at the time such Lien is issued or created) $250,000,000 (collectively, Liens described in clauses (i)-(xviii) are referred to herein as "Permitted Liens"); provided, however, that Indebtedness incurred in connection with any permitted sale and leaseback transactions which are treated as debt in accordance with generally accepted accounting principles applicable to such Subsidiary will be included in such determination and treated as being secured by Liens not otherwise permitted by clauses (i) through (xvii). For purposes of interpreting the terms of this Guaranty, (A) the phrases "accounts receivable from or invoices to export customers" and "contracts to sell, purchase or receive commodities to (from) export customers" shall refer to invoices or accounts receivable derived from the sale of, or contracts to sell, purchase or receive wheat, soybeans or other commodities or products derived from the processing of wheat, soybeans or other commodities, by or to the Guarantor or a Subsidiary that have been or are to be exported from the country of origin whether or not such sale is made by a Subsidiary or to any of its Subsidiaries; and (B) property of a party to a corporate reorganization which is not the Guarantor or a Subsidiary shall be deemed "acquired" by the Guarantor or such Subsidiary as part of such corporate reorganization even if the Guarantor or Subsidiary, as the case may be, is not the surviving or resulting entity.

                        As used in this subsection, the term "Excluded Lien"
            shall mean any Lien (i) granted by the Guarantor or any Subsidiary to secure (A) loans from banks controlled by governmental agencies or (B) loans from other lenders in connection with government programs, or (ii) which secures Indebtedness owing to a Person by any of its Subsidiaries.

                        (d) Restrictions on Dividends or Loans by Designated
            Obligors. The Guarantor shall not permit any Designated Obligor to enter into any agreement restricting the payment of dividends or the making of loans by it to the Guarantor or to any other Designated Obligor, except that the Guarantor may permit a Designated Obligor to be party to agreements (i) limiting the payment of dividends by such Designated Obligor following a default or an event of default under such agreement and (ii) requiring the compliance by such Designated Obligor with specified net worth, working capital or other similar financial tests and (iii) restricting loans to be made by such Designated Obligor to any other Obligor or the Guarantor to such loans which accrue interest at a rate greater than or equal to such lending Designated Obligor's average cost of funds as determined in good faith by the Board of Director of such Designated Obligor.

            Section 9. Amendments. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless such amendment or waiver shall be in writing and signed by the Guarantor and the Agent who shall act following the receipt of the consent of all of the Lenders. Such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            Section 10. Notices, Etc. All notices, demands, instructions and other communications required or permitted to be given to or made upon any Person pursuant hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, return receipt requested, or by facsimile transmission, and shall be deemed to be given for purposes of this Guaranty, in the case of a notice sent by registered, certified or express mail, on the date that such writing is actually delivered to the intended recipient thereof in accordance with the provisions of this Section 10, or in the case of facsimile transmission, when received and telephonically confirmed. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 10, notices, demands, instructions and other communications in writing shall be given to or made upon the subject parties at their respective Notice Addresses (or to their respective facsimile transmission numbers) or at such other address or number as any party may notify to the other parties in accordance with the provisions of this
Section 10.

            Section 11. No Waiver; Remedies. No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            Section 12. Costs and Expenses. The Guarantor agrees to pay, and cause to be paid, on demand all costs and expenses actually incurred by the Agent in connection with the enforcement of this Guaranty including, without limitation, the fees and out-of-pocket expenses of outside counsel to the Agent with respect thereto. The agreements of the Guarantor contained in this Section 12 shall survive the payment of all other amounts owing hereunder or under any of the other Guaranty Obligations.

            Section 13. Separability. Should any clause, sentence, paragraph, subsection or Section of this Guaranty be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Guaranty, and the parties hereto agree that the part or parts of this Guaranty so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

            Section 14. Captions. The captions in this Guaranty have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Guaranty.

            Section 15. Successors and Assigns. This Guaranty shall (a) be binding upon the Guarantor and its successors and assigns and (b) inure to the benefit of and be enforceable by the Agent and its successors, transferees and assigns; provided, however, that any assignment by the

Guarantor of its obligations hereunder shall (i) be subject to the prior written consent of the Agent acting on the instructions of all of the Lenders at their complete discretion, and (ii) only be made to a one hundred percent (100%) owned Affiliate of the Guarantor.

            Section 16. Limitation by Law. All rights, remedies and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Guaranty are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Guaranty invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

            Section 17. Substitution of Guaranty. Subject to the prior written consent of the Agent acting on the instructions of all of the Lenders at their complete discretion, the Guarantor shall, during the term of this Guaranty, be permitted at its option to provide collateral to the Agent or another form of credit support as a substitute for its obligations under this Guaranty. The Guarantor agrees to execute whatever security or credit support documents the Agent reasonably requests in order to effectuate the provisions of this Section 17.


            Section 18. GOVERNING LAW; FOREIGN PARTY PROVISIONS.

                        (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN
            ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                        (b) Consent to Jurisdiction. The Guarantor irrevocably
            submits to the non-exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, The City of New York, in any action or proceeding relating to its obligations, liabilities or any other matter arising out of or in connection with this Guaranty or the other Finance Documents and Transaction Documents. The Guarantor hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state or U.S. federal court. The Guarantor also hereby irrevocably waives, to the fullest extent permitted by law, any objection to venue or the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

                        (c) Appointment of Agent for Service of Process. The
            Guarantor hereby (i) irrevocably designates and appoints its Chief Financial Officer (from time to time) at its principal executive offices at 50 Main Street, White Plains, New York 10606 (the "Authorized Agent"), as its agent upon which process may be served in any suit, action or proceeding described in the first sentence of subsection 18(b) hereof and represents and warrants that the Authorized Agent has accepted such designation, (ii) agrees that service of process in any proceeding may be effected by mailing a copy thereof by registered or certified mail or by overnight courier service, postage prepaid, to its Chief Financial Officer at its principal executive offices at 50 Main Street, White

            Plains, New York 10606 and (iii) agrees that service of process upon the Authorized Agent and written notice of said service to the Guarantor mailed or delivered to its Secretary at its registered office at 2 Church Street, Hamilton, Bermuda, shall be deemed in every respect effective service of process upon the Guarantor in any such suit or proceeding. The Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect so long as the Guaranty is in existence.

                        (d) Waiver of Immunities. To the extent that the
            Guarantor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guaranty or any other Finance Documents and Transaction Documents, the Guarantor hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

                        (e) Foreign Taxes. Any payments by the Guarantor to the
            Agent hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by Bermuda or any other jurisdiction in which the Guarantor has an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of the Agent, having some connection with any such jurisdiction other than its participation as the Agent under the Finance Documents and Transaction Documents, and (ii) any income or franchise tax on the overall net income of the Agent imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York on the office of the Agent through which it is acting in connection with this transaction (all such non-excluded taxes, "Foreign Taxes"). If the Guarantor is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Guaranty shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to the Agent an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

                        (f) Judgment Currency. The obligations of the Guarantor
            in respect of any sum due to the Agent or any Lender hereunder or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Guarantor as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Applicable Creditor against such loss. The obligations of the Guarantor contained in this Section shall survive the termination of this Guaranty and the Facility Agreement and the payment of all other amounts owing hereunder and thereunder.

            Section 19. Reinstatement. This Guaranty shall be reinstated to the extent of payments made to the Guarantor as reimbursement of amounts advanced by the Guarantor hereunder. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any part of any payment of principal of, or interest on, the Guaranty Obligations is stayed, rescinded or must otherwise be restored by the Agent upon the bankruptcy or reorganization of BFE or any other Person.

            Section 20. HSBC Conflict Waiver. HSBC Bank plc acts as Agent and Lender and may provide other services or facilities from time to time (the "HSBC Roles"). The Guarantor hereto acknowledges and consents to any and all HSBC Roles, waives any objections it may have to any actual or potential conflict of interest caused by HSBC Bank plc acting as Agent or as Lender hereunder and acting as or maintaining any of the HSBC Roles, and agrees that in connection with any HSBC Role, HSBC Bank plc may take, or refrain from taking, any action which it in its discretion deems appropriate.

            Section 21. Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of an Event of Default or a Series 2003-1 Early Amortization Event, each Lender is hereby authorized at any time or from time to time, without notice to the Guarantor or to any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender, to or for the credit or the account of the Guarantor against and on account of the obligations and liabilities of the Guarantor to such Lender, as applicable, under this Guaranty or any other Finance Document, including, without limitation, all claims of any nature or description arising out of or connected with this Guaranty or any other Finance Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            If any Lender, whether by setoff or otherwise, has payment made to it under this Guaranty or any other Finance Document upon its Loans in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans.

            IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by its officers thereunto duly authorized, as of the date first written above.

                                                 GUARANTOR:


                                                 BUNGE LIMITED,
                                                 a Bermuda company


                                                 By:____________________________
                                                      Name:  ___________________
                                                      Title:  __________________


                                                 By:____________________________
                                                      Name:  ___________________
                                                      Title:  __________________

                                                                      Schedule I


                              Material Developments
                              ---------------------


                                      None

                                                                     Schedule II


                              Environmental Matters
                              ---------------------

This Schedule II to the Guaranty hereby incorporates by reference all disclosure related to environmental matters set forth in BL's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which was filed on March 15, 2006.



                                     SII - 1

                                                                    Schedule III


                              Defaulted Facilities
                              --------------------


                                      None



                                    SIII - 1

                                                                     Schedule IV


                               Designated Obligors
                               -------------------

     Name                                      Percentage Directly or Indirectly
     ----                                      ---------------------------------
                                                           Owned by BL
                                                           -----------
     Bunge Limited                                             --
     Bunge Global Markets Inc.                                100%
     Bunge N.A. Holdings, Inc.                                100%
     Bunge North America, Inc.                                100%
     Koninklijke Bunge B.V.                                   100%
     Bunge Argentina S.A.                                     100%
     Bunge S.A.                                               100%
     Bunge Fertilizantes International                        100%
     Limited
     Bunge Alimentos S.A.                                      91%
     Bunge Fertilizantes S.A. (Brazil)                        100%
     Ceval International Limited                               91%
     Bunge Europe Finance B.V.                                100%


                                    SIV - 1

                                                                      Schedule V


                                 Permitted Liens
                                 ---------------

--------------------------- ------------------------ ---------------------- ---------------------------------------
Subsidiary/Joint Ventures   Facility                 Amount Outstanding     Description of Collateral

--------------------------- ------------------------ ---------------------- ---------------------------------------
Bunge Argentina S.A.        IFC Loan                 $5.0 million           Land, buildings and shares of
                                                                            Terminal Bahia Blanca

--------------------------- ------------------------ ---------------------- ---------------------------------------
Terminal 6 and Terminal     IFC Loan (Bunge's        $13.0 million          Shares of stock of Terminal 6
6I (unconsolidated joint    share)
ventures)

--------------------------- ------------------------ ---------------------- ---------------------------------------
Bunge Alimentos S.A.        Bank                     $7.2 million           Land, buildings and
                                                                            equipment

--------------------------- ------------------------ ---------------------- ---------------------------------------
Bunge Fertilizantes S.A./   BNDES (various)          $44.5 million          Shares of stock of Fosfertil
Fosfertil S.A.                                                              S.A./Ultrafertil S.A/. and Bunge
                                                                            Fertilizantes S.A.

                            Other                    $4.5 million           Land and buildings
--------------------------- ------------------------ ---------------------- ---------------------------------------

                                                                     Schedule VI


           Material Contingent Liabilities and Material Disposition or
           -----------------------------------------------------------
                             Acquisition of Assets
                             ---------------------


This Schedule VI to the Guaranty hereby incorporates by reference all disclosures set forth in the Form 10-Q that was filed by BL on November 9, 2006.


                                      SVI-1

                                                                    Schedule VII


                               Material Litigation
                               -------------------


This Schedule VII to the Guaranty hereby incorporates by reference all disclosure related to legal proceedings set forth in BL's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which was filed on March 15, 2006.


                                     SVII-1

                                     ANNEX A
                                     -------


"1940 Act": the United States Investment Company Act of 1940, as amended.


"Adjusted Capitalization": the sum of the Guarantor's Consolidated Net Worth and the Guarantor's consolidated Adjusted Net Debt.


"Adjusted Net Debt": with respect to any Person on any date of determination,
(a) the aggregate principal amount of Indebtedness of such Person on such date minus (b) the sum of all cash, marketable securities and Liquid Inventory of such Person on such date.


"Aggregate Exposure Percentage": as defined in Section 2.


"BFE": as defined in the preamble hereto.


"BL": Bunge Limited, a company organized under the laws of Bermuda, and its successors and permitted assigns.


"Consolidated Net Worth": the Net Worth of the Guarantor and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, plus minority interests in Subsidiaries.


"Dollars" and "$": dollars in lawful currency of the United States.


"Environmental Claim": any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereinafter "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting or arising from alleged or actual injury or threat of injury to the environment by reason of a violation of or liability arising under any Environmental Law.


"Environmental Law": any and all federal, state, local or foreign laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

"ERISA": shall mean the United States Employee Retirement Income Security Act of 1974, as amended.


"ERISA Affiliate": with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and which is treated as a single employer under Section 414 of the Code.


"ERISA Event": (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Guarantor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Guarantor or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under
Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.


"Excluded Lien": as defined in Section 8.2(c).


"Facility Agreement": as defined in the preamble hereto.


"Foreign Taxes": as defined in Section 18(e).


"GAAP": generally accepted accounting principles in the United States as in effect from time to time.


"Guarantor": BL.


"Guaranty": as defined in the preamble hereto.

"Guaranty Obligations": as defined in Section 2.


"Hazardous Materials": (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority having jurisdiction over the Guarantor or its Subsidiaries and the manufacturing, trading or extraction of which constitutes a material portion of the business of the Guarantor or any of its Subsidiaries.


"Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations either generally or under specific contingencies.


"HSBC Roles": as defined in Section 20.


"Indebtedness": as to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (e) all obligations of such Person created or arising under any conditional sales or other title retention agreement with respect to any property acquired by such Person (including without limitation, obligations under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person with respect to letters of credit and similar instruments, including without limitation obligations under reimbursement agreements, (g) all Indebtedness of others secured by (or for which the holder of such Indebtedness has existing right, contingent or otherwise, to be secured
by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (h) all net obligations of such Person in respect of equity derivatives and Hedge Agreements and (i) all guarantees by such Person of Indebtedness of others (other than guarantees of obligations of direct or indirect Subsidiaries of such Person).


"Indebtedness for Borrowed Money": all items that, in accordance with GAAP, would be classified as indebtedness on a consolidated balance sheet of the Guarantor.


"Intercompany Loans": Loans, as defined in Annex X to the Pooling Agreement.

"Investor Certificates": as defined in Annex X to the Pooling Agreement.


"Judgment Currency": as defined in Section 18(f).


"Lien": with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.


"Liquid Inventory": as to the Guarantor and its consolidated Subsidiaries at any time, its inventory at such time of commodities which are traded on any recognized commodities exchange, valued depending on the type of such commodity at either (a) the lower of cost or the market value at such time or (b) the market value at such time.


"Loan Purchase Date": as defined in Annex X to the Pooling Agreement.


"Multiple Employer Plan": a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Guarantor or any ERISA Affiliate and at least one Person other than the Guarantor and the ERISA Affiliates or (b) was so maintained and in respect of which the Guarantor or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.


"Net Worth": with respect to any Person, the sum of such Person's capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders' equity, excluding any treasury stock.


"Notice Address":

     -------------------------- ----- -----------------------------------------
     Agent:                           HSBC BANK PLC
                                      Level 17
                                      8 Canada Square
                                      London E14 5HQ
                                      Facsimile:   44 020 7991 4347

                                      Operational Agency Matters:

                                      Attention: Khalid Raja
                                      Tel. No.: 44 20 7992 2038
     -------------------------- ----- -----------------------------------------
     Guarantor:                       BUNGE LIMITED
                                      50 Main Street
                                      White Plains, New York 10606
                                      Attention: Morris Kalef
                                      Tel. No:     (914) 684-3440
                                      Telecopy:    (914) 684-3283
     -------------------------- ----- -----------------------------------------



"Obligor": as defined in Annex X to the Pooling Agreement.


"PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any Person succeeding to the functions thereof.


"Permitted Lien": as defined in Section 8.2(c).


"Plan": a Single Employer Plan or a Multiple Employer Plan.


"Pooling Agreement": the Fifth Amended and Restated Pooling Agreement, dated as of June 28, 2004, among Bunge Funding, Inc., Bunge Management Services, Inc., as servicer, and The Bank of New York, as trustee, and all amendments thereof and supplements thereto.


"Property": as defined in Section 8.2(c).


"Purchased Loan": as defined in Annex X to the Pooling Agreement.


"Rating Agency": either one of (a) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto, or (b) Moody's Investors Service, Inc. or any successor thereto.

"Sale Agreement": the Second Amended and Restated Sale Agreement, dated as of September 6, 2002, among the Sellers and Bunge Funding, Inc., as amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.


"Sellers": Bunge Finance Limited and Bunge Finance North America, Inc. and their respective successors and permitted assigns and any additional Seller that becomes a party to the Sale Agreement in accordance with the terms of the Transaction Documents.


"Series 2003-1 VFC": the Series 2003-1 VFC Certificate executed by Bunge Funding, Inc. and authenticated by or on behalf of The Bank of New York, as trustee.


"Single Employer Plan": a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Guarantor or any ERISA Affiliate and no Person other than the Guarantor and the ERISA Affiliates or (b) was so maintained and in respect of which the Guarantor or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.


"Transaction Documents": as defined in Annex X to the Pooling Agreement.


"Trust": the Bunge Master Trust created by the Pooling Agreement.


"Trust Assets": as defined in Annex X to the Pooling Agreement.


"UCC": the Uniform Commercial Code, as amended, replaced or otherwise revised from time to time, as in effect in any specified jurisdiction.


"Withdrawal Liability": as defined in Part I of Subtitle E of Title IV of ERISA.